UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Notes

On September 2, 2026, the Company entered into separate Securities Purchase Agreements with Monroe Street Capital Partners, LP (“Monroe”) and Lambda Ventures LLC (“Lambda”), pursuant to which the Company issued convertible promissory notes to each investor in the principal amount of $82,500 for Monroe and $55,000 for Lambda, for an aggregate principal amount of $137,500 (collectively, the “Notes”). The Company intends to use the net proceeds from the Notes to support ongoing operational consolidation efforts and to strengthen working capital during the transition period.

The Monroe Note was issued for a purchase price of $82,500 and includes an original issue discount of $7,500, carries a one-time interest charge of fifteen percent (15%) of the principal amount ($12,375) and matures twelve months from its respective issue date. The Lambda Note was issued for a purchase price of $55,000 and includes an original issue discount of $5,000, carries a one-time interest charge of fifteen percent (15%) of the principal amount ($8,250) and matures twelve months from its respective issue date. Both Notes included a provision for the payment to each investor of $5,000 for their respective legal fees. Net proceeds received by the Company were $115,000.

Upon an Event of Default or upon mutual written consent of the holder and the Company, each holder has the right to convert all or a portion of the outstanding principal and interest under its Note into shares of the Company’s common stock at a conversion price equal to 75% of the lowest traded price of the Company’s common stock on the Principal Market during the five trading days preceding the applicable conversion date, subject to the adjustments and beneficial ownership limitations contained in the Notes. The Note holders are entitled to deduct $1,750 from the conversion amount in each notice of conversion to cover the holder’s conversion-related fees. The Company believes the financing structure provides flexibility during its ongoing operational realignment.

The Company is required to pay the Note holders monthly amortization payments ($13,553.57 for Monroe and $9,035.71 for Lambda) commencing on March 1, 2027 through September 1, 2027. Total payments will be $94,875 for Monroe and $63,250 for Lambda.

Upon an event of default, the Notes shall become immediately due and payable at an amount equal to 150% of outstanding principal and accrued interest through the date of repayment, plus costs of collection, all without demand or notice. Default interest shall accrue at the lesser of 22% per annum or the maximum rate permitted by law. The Note holders retain the right to convert all or any portion of the Notes, including any default amount, into shares of Common Stock at any time, including after the maturity date. Events of default include, among others, failure to pay principal or interest when due, failure to timely deliver shares of Common Stock upon conversion, breach of representations, warranties, or covenants under the Purchase Agreements, the Company’s failure to maintain the required share reserve, cross-default with other Company indebtedness after expiration of applicable cure periods, and failure to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

In connection with the issuance of the Notes, the Company agreed to issue 38,400 restricted shares of common stock to Monroe and 25,600 restricted shares of common stock to Lambda as commitment shares, for an aggregate of 64,000 shares.

In connection with the Notes, the Company entered into Irrevocable Transfer Agent Instruction Letters with Securities Transfer Company, the Company’s transfer agent (collectively, the “Transfer Agent Instructions”), pursuant to which the Company has irrevocably reserved 40,000,000 shares of Common Stock for issuance upon conversion of the Notes. Each Note requires a minimum reserve of the greater of 20,000,000 shares or four times the number of shares issuable upon full conversion at the then-applicable conversion price. Each Note holder has the right to increase the share reservation at any time without the Company’s consent.

The foregoing descriptions of the Securities Purchase Agreements and Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

2

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 2, 2026, Silverback Capital Corporation (“SCC”) requested the issuance of 500,000 shares of Common Stock to SCC, representing a payment of approximately $51,250.

On September 2, 2026, the Company authorized the issuance of 38,400 restricted shares of common stock to Monroe and 25,600 restricted shares of common stock to Lambda as commitment shares for the Notes set forth in Item 1.01 above, for an aggregate of 64,000 shares.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On August 31, 2026 and corrected on September 1, 2026, the Company’s wholly-owned subsidiary, Champion Safe Company, Inc., issued a press release titled “Champion Safe Builds Second-Half Momentum and Deepens Dealer Partnerships at the 2026 NBS Fall Semi-Annual Market.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

The Company notes that the corrected version of the press release issued on September 1, 2026 inadvertently referenced the Company’s ticker symbol as ‘OTC PINK: AREB’ in several places. The correct designation is ‘OTCID: AREB,’ which was properly reflected in the initial August 31, 2026 release.

The information contained in this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Champion Safe continues to experience constructive dealer engagement, supporting second-half momentum across the Company’s core product lines.

Item 8.01 Other Information.

Default on Lease

On February 2, 2026, Oddo Development Company, Inc. filed a complaint against American Rebel, Inc. and Champion Safe Company, Inc. (both wholly-owned subsidiaries of the Company) in the 10th Judicial District of Johnson County, Kansas (Case No. JO-2026-CV-000301) seeking unpaid rent, fees and expenses related to the 8500 Marshall Drive, Lenexa, Kansas property leased by American Rebel, Inc. This matter was initially settled on March 23, 2026 with all parties entering into a Settlement and Forbearance Agreement, along with a Stipulation for Entry of Judgment; however, the Company defaulted in required payments due under the Settlement and Forbearance Agreement. Oddo Development Company filed a Motion for Entry of Judgment and Notice of Hearing set for September 9, 2026. The Company continues to attempt to rectify the default and negotiate a revised settlement agreement; however, it is unlikely it would occur prior to the hearing. The Company is proactively working toward a mutually acceptable resolution while continuing broader cost-reduction initiatives.

3

Shutting Down Lenexa Facility

The Lenexa facility was originally intended to play a meaningful role in the Company’s expansion strategy. The Company contemplated using the location as a secondary Midwest distribution hub for safes and vault doors, while also supporting a broader expansion of its concealed-carry product lines, including clothing, jackets, backpacks, and related products.

That operating plan was developed when the Company anticipated a more robust capital-raising environment and greater flexibility to fund inventory, staffing, warehousing, distribution, marketing, and expansion initiatives.

The Company has now determined that it is no longer economically practical to continue that plan from Lenexa. American Rebel Holdings and American Rebel, Inc. have therefore formalized a strategic contingency decision to close and consolidate the Kansas City metropolitan-area operations conducted from the premises. The Company will not pursue the planned Midwest distribution expansion from Lenexa and does not intend to reinstate, renew, or extend the lease. The consolidation of the Lenexa operations is expected to reduce overhead and strengthen the Company’s balance sheet heading into 2027. The Company is planning for an orderly transition and surrender of the premises by 5:00 p.m. Central Time on September 20, 2026.

Certain historical concealed-carry clothing, jacket, and backpack inventory associated with the legacy operation was previously written off for accounting purposes in connection with the reaudits of prior fiscal years. The Company’s strategic focus outside of the strategic brand expansion and the American Rebel Beverages strategy remains on its core safe and security product lines, which continue to demonstrate stable dealer demand.

Following the consolidation, American Rebel, Inc., will likely be formally wound down and dissolved prior to the end of the calendar year, subject to required board action, creditor and claim resolution, preservation of records, and applicable law. The Company believes these actions position American Rebel for a more streamlined and financially disciplined operating structure going forward.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Monroe Securities Purchase Agreement dated September 2, 2026
10.2	Monroe Note dated September 2, 2026
10.3	Lambda Securities Purchase Agreement dated September 2, 2026
10.4	Lambda Note dated September 2, 2026
99.1	Champion Safe Builds Second-Half Momentum Press Release, as corrected, dated September 1, 2026
104	Cover Page Interactive Data File

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: September 8, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

5